Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form F-1 of our report dated April 30, 2024, relating to the consolidated financial statements of Silynxcom Ltd (“the Company”) which appears in the Annual Report on Form 20-F for the year ended December 31, 2023.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Ziv Haft

Certified Public Accountants (Isr.)

BDO Member Firm

Tel Aviv, Israel

January 10, 2025